UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 20, 2011
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to a Vote of Security Holders
On January 20, 2011, Nuance Communications, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved the following four proposals by casting their votes as follows:
Proposal 1: To elect nine members of the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Paul Ricci	224,745,780	6,438,575	649,087	34,949,044
Robert Frankenberg	163,716,339	67,422,758	694,345	34,949,044
Patrick Hackett	229,911,004	1,281,290	641,148	34,949,044
William Janeway	229,960,523	1,212,882	660,037	34,949,044
Mark Laret	230,055,324	1,066,895	711,223	34,949,044
Katharine Martin	192,693,882	36,515,911	2,623,649	34,949,044
Mark Myers	163,733,089	67,453,596	646,757	34,949,044
Philip Quigley	229,916,319	1,272,429	644,694	34,949,044
Robert Teresi	229,707,430	1,431,814	694,198	34,949,044
Proposal 2: To approve an amendment to the Company’s 2000 Stock Plan to increase the shares available for issuance by 7,500,000 shares:

For	Against	Abstain	Broker Non-Votes
154,545,533	76,961,818	326,071	34,949,044
Proposal 3: To approve an amendment to the Company’s 2000 Directors’ Stock Plan to increase the shares available for issuance by 500,000 shares:

For	Against	Abstain	Broker Non-Votes
201,577,424	29,919,433	336,585	34,949,044
Proposal 4: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

For	Against	Abstain	Broker Non-Votes
266,145,783	464,556	172,147	—

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: January 25, 2011	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Chief Financial Officer